UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

DIGIMARC CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	001-43301	41-4528284
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8500 SW Creekside Place, Beaverton, Oregon 97008
(Address of principal executive offices) (Zip Code)

(503) 469-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On August 13, 2026, Digimarc Corporation (the "Company") issued a press release announcing its financial results for the quarter ended June 30, 2026. The full text of the press release is attached hereto as Exhibit 99.1.

Attached hereto as Exhibit 99.2 is the investor presentation from the Company’s conference call on August 13, 2026 announcing its financial results for the quarter ended June 30, 2026, as posted on the Company’s website at https://www.digimarc.com/investors.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

ExhibitNo.	Description

99.1	Press Release issued by Digimarc Corporation, dated August 13, 2026 (furnished pursuant to Item 2.02 hereof).
99.2	Investor Presentation issued by Digimarc Corporation, dated August 13, 2026 (furnished pursuant to Item 2.02 hereof).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2026

By:	/s/ Charles Beck
Charles Beck
Chief Financial Officer, Treasurer and Secretary